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                                                                     Exhibit 28A

                    First Chicago Credit Card Master Trust II
                       Excess Spread Analysis - April 2002

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Series                                         95-M         95-O         96-S         97-U        99-X        99-Y
Deal Size                                    $500MM       $500MM       $700MM       $400MM      $750MM      $550MM
Expected Maturity                          10/15/02     12/16/02     12/16/02     10/15/02     6/16/03     8/15/03
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
Yield                                        19.82%       19.82%       19.82%       19.82%      19.82%      19.82%
Less:    Coupon                               2.12%        2.13%        2.04%        2.02%       2.11%       2.12%
         Servicing Fee                        1.50%        1.50%        1.50%        1.50%       1.50%       1.50%
         Net Credit Losses                    6.44%        6.44%        6.44%        6.44%       6.44%       6.44%
Excess Spread:
         April-02                             9.76%        9.75%        9.84%        9.86%       9.77%       9.76%
         March-02                            11.07%       11.06%       11.15%       11.17%      11.08%      11.07%
         February-02                         10.52%       10.52%       10.60%       10.62%      10.53%      10.53%
Three Month Average Excess Spread            10.45%       10.44%       10.53%       10.55%      10.46%      10.45%

Delinquency:
         30 to 59 Days                        1.25%        1.25%        1.25%        1.25%       1.25%       1.25%
         60 to 89 Days                        0.85%        0.85%        0.85%        0.85%       0.85%       0.85%
         90+ Days                             1.70%        1.70%        1.70%        1.70%       1.70%       1.70%
         Total                                3.79%        3.79%        3.79%        3.79%       3.79%       3.79%

Payment Rate                                 29.37%       29.37%       29.37%       29.37%      29.37%      29.37%

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